FORBEARANCE AND PEACEFUL POSSESSION AGREEMENT
                  ---------------------------------------------

         THIS FORBEARANCE AND PEACEFUL POSSESSION AGREEMENT (this "Agreement"), dated as of May 29, 2003, by and among Smithfield Foods, Inc. ("Smithfield"), and PENNEXX Foods, Inc., f/k/a Pinnacle Foods, Inc. ("PENNEXX"), recites and provides as follows:

                                    RECITALS
                                    --------

         A. Pursuant to that certain Credit Agreement, dated June 27, 2001, by and between PENNEXX and Smithfield (as it has been amended from time to time, the "Credit Agreement"), Smithfield agreed to extend, subject to certain conditions, a $30,000,000 revolving line of credit to PENNEXX.

         B. Pursuant to that certain Guaranty Agreement, dated December 31, 2002 (the "Guaranty"), by and between Smithfield and Commerce Commercial Leasing, LLC (the "Lessor"), Smithfield guaranteed up to an aggregate amount of $12.1 million of PENNEXX's obligations under certain equipment leases by and between the Lessor and PENNEXX (collectively, the "Leases") for certain equipment located at 5501 Tabor Road, Philadelphia, Pennsylvania (the "Tabor Road Facility").

         C. In connection with the Credit Agreement, PENNEXX and Smithfield entered into related security agreements and an open-ended mortgage (collectively, the "Security Documents," and together with the Credit Agreement, the "Loan Documents"), pursuant to which PENNEXX granted to Smithfield a blanket lien and security interest in all of PENNEXX's property, including without limitation all real and personal property used in connection with the operation, use or enjoyment of PENNEXX's business, all land and improvements, accounts, equipment, vehicles, inventory, books and records, office furniture and supplies and all proceeds from the foregoing (collectively and as more specifically defined in the Loan Documents, the "Collateral").

         D. Numerous Events of Default (as that phrase is defined in the Credit Agreement) have occurred under the Loan Documents, and all applicable cure periods, if any, have expired without such Events of Default being cured.

         E. By letter dated May 7, 2003, Smithfield notified PENNEXX of the continuing Events of Default and accelerated and declared immediately due and payable all of PENNEXX's obligations to Smithfield under the Loan Documents (collectively, the "Loan Obligations").

         F. On or about May 7, 2003, Smithfield demanded that PENNEXX turn over the Collateral to Smithfield pursuant to the terms of the Loan Documents.

         G. Similarly, on May 14, 2003, Smithfield again demanded in writing that PENNEXX surrender Smithfield's Collateral to Smithfield.

         H. Following PENNEXX's failure to comply with Smithfield's demands, on May 19,

2003, Smithfield commenced an action for replevin of all of the tangible property constituting Collateral in the United States District Court for the Eastern District of Pennsylvania (the "District Court"), styled Smithfield Foods, Inc. v. Pennexx Foods, Inc., Civil Action No. 03-3155 (the "Replevin Action").

         I. In addition to commencing the Replevin Action, on May 19, 2003, Smithfield commenced an action in the Court of Common Pleas of Philadelphia County (the "State Court") styled Smithfield Foods, Inc. v. Pennexx Foods, Inc., May Term 2003 Action No. 002218 (the "Foreclosure Action"), to gain possession of certain real property and fixtures underlying the Tabor Road Facility pursuant to the Open-end Mortgage from PENNEXX to Smithfield (the "Mortgage"), which Mortgage includes a warrant of attorney and confession of judgment. Accordingly, pursuant to the terms of the Mortgage, on May 19, 2003, the State Court entered judgment granting possession to Smithfield, subject only to PENNEXX's right to file a petition seeking relief from the judgment with the State Court on or before June 18, 2003 pursuant to Pennsylvania Rules of Civil Procedure 2970, et seq.

         J. On May 22, 2003, following an emergency hearing in the Replevin Action, the District Court entered an Order (the "Order") directing the Clerk of the District Court to issue a Writ of Seizure directing the United States Marshall to seize all tangible property located at the Tabor Road Facility (the "Writ"), provided that Smithfield post a bond in the amount of $12,510,396.64 (the "Bond").

         K. In addition, the Order required that, following seizure, the Collateral that is subject to the Writ be placed in the possession of Joseph Beltrami, the Chief Financial Officer of PENNEXX, subject to PENNEXX's right to post a counter-bond as set forth in the Order.

         L. On May 23, 2003, Smithfield posted the Bond and effected service of the Writ.

         M. On May 28, 2003 the Court agreed to enter an Order extending the time for payment or posting of a counter-bond and dealing with certain related matters. A form of Stipulated Order was submitted to the Court for signature on May 29, 2003.

         N. PENNEXX has requested that Smithfield forbear from exercising its rights and remedies under the Order and the Loan Documents on account of the Events of Default.

         O. Smithfield has agreed to forbear from exercising its rights and remedies on the terms and conditions in this Agreement.

                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, for and in consideration of the promises, mutual covenants, releases, and agreements herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Defined Terms. Terms herein with an initial capital not required by standard capitalization rules are defined terms, and each such term not parenthetically defined herein shall have the meaning assigned to it in the Loan Documents.

         2. Forbearance. From and after the execution by PENNEXX and delivery to Smithfield of this Agreement through 11:59 p.m. Eastern Daylight Time on June 18, 2003 (the "Forbearance Period"), and provided that no Default has occurred under this Agreement during the Forbearance Period, Smithfield shall and hereby agrees to forbear from exercising any of its rights or remedies under the Order, the Loan Documents, the Guaranty or applicable law in respect of the existing defaults or Events of Default under the Credit Agreement.

         3. Payment of Loan Obligations, Trade Obligations and Related Amounts. On or before 3:00 p.m. Eastern Daylight Time on June 9, 2003, PENNEXX shall pay to Smithfield the sum of $13,019,651.59 (plus (i) $2,340.80 per diem for each day after the date hereof during May 2003 and (ii) $2,354.64 per diem for each day of June 2003) which represents (i) the outstanding balance of the Loan Obligations, including without limitation all principal, accrued interest, and costs and expenses associated with enforcing Smithfield's rights under the Credit Agreement (including legal fees, auditor's fees, public sale advertising fees, the costs of hiring outside security to protect the Collateral, and all similar expenses) (collectively, "Costs"), (ii) all outstanding amounts PENNEXX owes to Smithfield or any of Smithfield's subsidiaries or affiliates on account of meat or related products or inventory delivered to PENNEXX prior to June 2, 2003 (collectively, the "Trade Obligations"), and (iii) the Guaranty Fee payable by PENNEXX to Smithfield for providing the Guaranty through the period ending May 31, 2003.

         4. Release of Guaranty. No later than June 18, 2003, PENNEXX shall provide Smithfield with an absolute and irrevocable release and discharge of the Guaranty in form and substance reasonably acceptable to Smithfield in its sole discretion.

         5. Repossession of the Collateral; Cooperation. Immediately upon the occurrence of a Default (i) the Forbearance Period shall end, (ii) Smithfield shall be entitled immediately to exercise all of its rights as a secured party under the Credit Agreement and applicable law, and (iii) PENNEXX shall grant to Smithfield and its agents immediate peaceful possession of all of the Collateral (including, without limitation, the Collateral that is not subject to the Writ). Simultaneously with Smithfield's repossession of the Collateral, PENNEXX shall make available to Smithfield such books of account, financial statements, account receivable listings, inventory reports, and other business and financial information, whether written or computerized, as Smithfield may reasonably request. In addition, PENNEXX hereby agrees to take such other and further actions as may be reasonably requested by Smithfield for the purpose of liquidating or otherwise realizing value from the Collateral.

         6. Defaults. The occurrence of any of the following shall constitute a "Default" hereunder:

          (a) Failure of PENNEXX to pay any amount to Smithfield under the terms of this Agreement when due and payable, time being of the essence, including those amounts due and payable pursuant to Paragraph 3 above;

          (b) Failure of PENNEXX to provide the release of the Guaranty pursuant to Paragraph 4 above, time being of the essence;

          (c)  Material breach of any covenant made by PENNEXX hereunder;

          (d) Any representation or warranty made by PENNEXX herein proves to have been materially false or misleading when made;

          (e) The occurrence of an Event of Default under the Leases, other than an Event of Default existing as of the date hereof; or

          (f) PENNEXX's commencement of, causing or inducing creditors to commence, or voluntarily becoming a debtor under any state or federal insolvency proceeding.

         7. No Cure Periods. Notwithstanding any other provision herein or in the Loan Documents, PENNEXX shall have no period in which to cure a Default hereunder.

         8. Post-Default Waivers. PENNEXX hereby renounces and waives all notices otherwise required by the Uniform Commercial Code, as enacted in Virginia and Pennsylvania (the "UCC") or applicable law, including without limitation the notice of sale pursuant to Section 9-611 of the UCC. PENNEXX further hereby renounces and waives any requirement of compulsory disposition under Section 9-620 of the UCC, irrevocably consents to Smithfield's acceptance of the Collateral (should it decide to do so in its discretion) in full or partial satisfaction of the Loan Obligations, and renounces and waives any right to redeem any or all of the Collateral under Section 9-623 of the UCC. Further, PENNEXX hereby renounces and waives (a) its rights under Pennsylvania state law to answer, petition or otherwise move the State Court or any other court of competent jurisdiction to stay, amend, modify or otherwise set aside the judgment entered in the Foreclosure Action and (b) its rights, if any, to redeem the property that is the subject of the Foreclosure Action. In the event PENNEXX becomes a "debtor" in a voluntary or involuntary case under any Chapter of the United States Bankruptcy Code, 11 U.S.C. ss.ss. 101-1330 (the "Bankruptcy Code"), PENNEXX hereby irrevocably and absolutely (x) waives the automatic stay of ss. 362(a) of the Bankruptcy Code to the extent necessary to permit Smithfield to enforce its rights and/or remedies hereunder and/or under the Loan Documents and the Order, (y) consents to, and agrees not to oppose, any and all motions, adversary proceedings, and/or other proceedings filed or otherwise commenced by or on behalf of Smithfield for relief from the automatic stay of ss. 362(a) of the Bankruptcy Code to enforce Smithfield's rights and/or remedies hereunder and/or under the Loan Documents, and (z) represents and warrants that "cause" for such relief from the automatic stay under ss. 362(d)(1) of the Bankruptcy Code exists. Notwithstanding the foregoing, Smithfield acknowledges and agrees that the foregoing provision is subject to bankruptcy court review and approval and is not self-executing. Nothing in this Paragraph 8 modifies or effects Smithfield's obligation to forbear under the terms and conditions of this Agreement.

         9. No Release,  Discharge  or  Termination  of Loan  Obligations  Until
Performance. Notwithstanding any other provision herein, Smithfield has not released or discharged, and is not hereby releasing or discharging, any or all of the Loan Obligations or any other obligation of PENNEXX to Smithfield. Notwithstanding any other provision herein, Smithfield has not released or terminated, and is not hereby releasing or terminating, in whole or in part, any or all of the security interests in or liens on the Collateral granted to Smithfield under the Loan Documents. After the payment required by Paragraph 3 hereof has been made and the release required by Paragraph 4 hereof has been delivered and accepted by Smithfield, the Loan Obligations shall be deemed released and discharged, the Replevin Action shall be dismissed with prejudice pursuant to an order in form and substance reasonably acceptable to both parties, the judgment entered by confession against PENNEXX in the Foreclosure Action shall be marked "SATISFIED," Smithfield shall execute UCC-3 termination statements, mortgage satisfaction piece, and such other documents as may be reasonably necessary to terminate and release its liens and security interests with respect to the Collateral, and Smithfield shall execute a release in favor of PENNEXX in the form of Exhibit "A" attached hereto.

         10. General Release of Smithfield. Except for Smithfield's obligations under this Agreement, PENNEXX, individually and on behalf of its stockholders and affiliates in their respective capacities as such, hereby irrevocably and absolutely releases, remises, acquits, and discharges Smithfield and each of its current and former officers, directors, employees, shareholders, affiliates, subsidiaries, parent corporations, attorneys, agents, affiliates, predecessors, successors and assigns, from and of any and all claims, causes of action, actions, liabilities, damages, losses, expenses, costs and demands, of any kind or nature whatsoever, absolute or contingent, matured or unmatured, liquidated or unliquidated, now known or subsequently discovered, arising prior to the date hereof or in any way relating to actions, omissions or events occurring or failing to occur prior to the date hereof, specifically including without limitation (i) all claims and causes of action, if any, arising out of or in any way relating to the Loan Documents, the Leases, the Guaranty, this Agreement, or any course of conduct, course of dealing, statements (oral or written) or actions of Smithfield in interest in connection with the Loan Documents, the Leases, the Guaranty, or this Agreement, (ii) all claims or causes of actions that were or could have been asserted in the Replevin Action, and (iii) all claims and causes of action asserted in the brief filed by PENNEXX in the Replevin Action on May 27, 2003. PENNEXX further hereby irrevocably and absolutely releases, remises, acquits and discharges any and all third parties that are liable (in tort, contract or otherwise) with Smithfield to PENNEXX on or with respect to any of the claims, causes of action, actions, liabilities, damages, losses, expenses, costs or demands released in the preceding sentence of this Paragraph 10.

         11. Representations and Warranties by Both Parties. Each of the parties hereto hereby represents and warrants that each of the following statements is true, accurate and complete as to such party as of the date hereof:

          (a) Such party has carefully read and fully understood all of the terms and conditions of this Agreement;

          (b) Such party has consulted with, or had a full and fair opportunity to consult with, an attorney regarding the terms and conditions of this Agreement;

          (c) Such party has had a full and fair opportunity to participate in the drafting of this Agreement;

          (d) Such party is freely, voluntarily, knowingly and intelligently entering into this

               Agreement;

          (e) In entering into this Agreement, such party has not relied upon any representation, warranty, covenant or agreement not expressly set forth herein;

          (f) This Agreement has been duly authorized and validly executed and delivered by such party and constitutes each such party's legal, valid and binding obligation, enforceable in accordance with its terms;

          (g) Such party is duly organized, validly existing and in good standing under the laws of its state of incorporation and has the full power and legal authority to execute this Agreement, consummate the transactions contemplated hereby, and perform its obligations hereunder; and

          (h) Such party is not subject to any restriction, agreement or law, order, writ, injunction, decree, rule or regulation of any court, administrative agency or other governmental authority that, with or without the giving of notice, the passage of time or both, would prohibit, contravene, be violated by, or be inconsistent with the execution, delivery and performance by such parties of this Agreement and the consummation of the transaction effected hereby or contemplated herein.

         12.   Representations   and  Warranties  by  PENNEXX.   PENNEXX  hereby
represents and warrants that each of the following statements is true, accurate and complete as of the date hereof:

          (a) Each of the recitals to this Agreement is true, accurate and complete as of the date hereof;

          (b) Except for the liens and security interests granted to Smithfield under the Credit Agreement and any Permitted Encumbrances (as defined in the Credit Agreement), the Collateral is free and clear of all liens, charges, claims and other encumbrances;

          (c) The outstanding principal balance owed by PENNEXX under the Credit Agreement is $11,623,303.19;

          (d) Accrued and unpaid interest owed by PENNEXX under the Credit Agreement equals $64,008.88 and continues to accrue in the amount of $2,340.80 per day;

          (e) Accrued and unpaid Trade Obligations owed by PENNEXX equal $652,980.72;

          (f)  Costs  owed  by  PENNEXX   under  the  Credit   Agreement   equal
               $580,565.18;

          (g) PENNEXX does not currently intend or expect to become a "debtor" in a voluntary or involuntary case under any Chapter of the Bankruptcy Code;

          (h) The liens and security interests granted to Smithfield under the Credit Agreement are valid, enforceable and not subject to any defense; and

          (i)  All of PENNEXX's obligations under the Leases are current.

         13. Smithfield Voting and Corporate Covenants. Provided that no Default has occurred hereunder, Smithfield shall and hereby agrees to:

          (a) (i) Execute and deliver to the Escrow Agent (as defined below), a proxy in the form of Exhibit "B" attached hereto not later than 5:00 p.m. Eastern Daylight Time on May 30, 2003 to be held in escrow, in accordance with this Paragraph 13(a), pending full and complete performance by PENNEXX of its obligations under this Agreement, whereupon such proxy shall be immediately provided to PENNEXX ;

               (ii) Justin Klein, a partner of Ballard Spahr Andrews & Ingersoll, LLP, is serving as the escrow agent ("Escrow Agent") holding the proxy pursuant to this Agreement solely as an accommodation to and at the request and with the consent of the parties. Smithfield hereby agrees that it will not object to Ballard Spahr Andrews & Ingersoll, LLP's continuing to represent PENNEXX because of its partner's holding such proxy or the delivery thereof pursuant to the terms of this Agreement. The parties agree that Escrow Agent may, in his discretion, withdraw in the role of the agent holding the proxy and be replaced by a corporate trust department. The parties shall and hereby agree to indemnify and hold Escrow Agent and Ballard Spahr Andrews & Ingersoll, LLP, and each of its other partners and all of its associates, severally but not jointly, harmless from, against, and in respect of any claim, debt, demand, suit, liability, damage, assessment, judgment or sum whatsoever resulting from the performance of his or its duties hereunder, provided that such duties were carried out in good faith. The foregoing indemnification shall include, without limitation, any amounts incurred in investigating or defending against any claim including the reasonable attorneys fees incurred in connection therewith. Escrow Agent shall deliver the proxy to PENNEXX only upon the receipt by him of a letter of instructions from Smithfield to do so. Smithfield shall and hereby agrees, promptly upon the satisfaction of all of PENNEXX's obligations under this Agreement to provide such a letter of instructions to Escrow Agent signed by its President and Chief Operating Officer. If Smithfield fails to do so, PENNEXX shall be entitled to obtain a decree of specific performance from a court of competent jurisdiction. The duties of Escrow Agent hereunder shall be entirely administrative and not discretionary. Escrow Agent shall be obligated to act only in accordance with written instructions received by him as provided in this Agreement, except that Escrow Agent shall comply with any final and unappealable order, judgment or decree of any court of competent jurisdiction or the order of any arbitration in any binding arbitration panel between the parties and shall not be liable as a result of its compliance with such order, judgment or decree.

               (iii) Escrow Agent may rely absolutely upon the genuineness and authorization of the signature or purported signature of any party upon any instruction, notice, release, receipt or other document delivered to it pursuant to this Agreement. The parties agree that Escrow Agent shall not be liable for any damages or other payments pursuant to any suit, claim or cause of action that may be commenced relating to the subject matter hereof.

               (iv) If any dispute or difference arises between Escrow Agent and any other parties hereto, or if any conflicting demand shall be made upon Escrow Agent, Escrow Agent shall not be required to determine the same or take any action thereon. Rather, Escrow Agent may await settlement of the controversy by appropriate legal proceedings; or Escrow Agent may, by written notice to the parties hereto, require the parties to enter binding arbitration or litigation to determine to whom the proxy held under this Agreement shall be delivered; or Escrow Agent may file suit in interpleader with the proper court in Philadelphia County, Pennsylvania for the purpose of having the respective rights of the parties adjudicated. Escrow Agent, upon initiation of such suit, may deposit the proxy with the court and, upon giving notice thereof to the parties hereto, Escrow Agent shall be fully released and discharged from all further obligations hereunder with respect to the proxy held under this Agreement. Any out-of-pocket costs associated with any action taken by the Escrow Agent shall be borne evenly by the parties to this Agreement and the indemnification set forth above shall include such costs as well.

          (b) (i) Be present in person or by proxy at a meeting of the shareholders of PENNEXX (the "Meeting") (so that all shares of PENNEXX common stock beneficially owned by Smithfield may be counted for the purposes of determining the presence of a quorum at the Meeting) called on or after June 18, 2003 for the purpose of voting on, and (ii) vote all of its shares of PENNEXX common stock at the Meeting in favor of, a proposal to merge PENNEXX with and into a to-be-formed, wholly-owned Delaware subsidiary of PENNEXX for the purposes of redomestication and to facilitate the recapitalization of PENNEXX by increasing the number of authorized shares of capital stock (the "Delaware Merger"), or if so requested by PENNEXX, to execute a consent in writing to effect a consent to and adoption and approval of the Delaware Merger;

          (c)  Refrain,  directly or indirectly,  from  soliciting  proxies with respect to the common stock of PENNEXX or becoming a "participant" in a "solicitation" (as such terms are defined in Regulations 14A promulgated under the Securities Exchange Act of
               1934) in opposition to the recommendation of the Board of Directors of PENNEXX with respect to the proposal for the Delaware Merger;

          (d) Not sell or transfer any shares of its PENNEXX common stock or exercise any demand registration right under that certain Registration Rights Agreement between Smithfield and PENNEXX dated June 27, 2001 for a period of at least one hundred twenty
               (120) days;

          (e) Not take any action to prevent or make more difficult the passage of the proposal for the Delaware Merger.

         14. Delaware Merger Is No Default. Notwithstanding anything to the contrary contained in Section 7.2 of the Credit Agreement or any provision of any other Loan Document, the Delaware Merger shall not be or be deemed to be a default or Event of Default under the Loan Documents.

         15. Further Assurances. PENNEXX and Smithfield agree to execute and deliver all such other instruments and take all such other action as either party may reasonably request from time to time, without payment of further consideration, in order to effectuate the transactions provided for herein. The parties shall cooperate fully with each other and with their respective counsel in connection with any steps required to be taken as part of their respective obligations under this Agreement.

         16. Survival. The parties hereto hereby agree that the provisions of this Agreement, including without limitation the representations, warranties, covenants and releases made herein, shall survive the execution of this Agreement and the performance by the parties of their respective obligations under this Agreement.

         17. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Virginia, notwithstanding its conflict of laws principles or any other rule, regulation or principle that would result in the application of any other state's law.

         18. Jurisdiction and Venue. Each of the parties hereto hereby agrees that all actions, suits or other proceedings arising out of or relating in any way to this Agreement shall be brought only in the District Court or, failing the District Court's willingness or ability to exercise jurisdiction, the state or federal courts located in Richmond, Virginia. Each of the parties hereto hereby knowingly, voluntarily, intelligently, absolutely and irrevocably waives and agrees not to assert any objection he, she or it, as the case may be, may now or hereafter have to the laying of venue of all actions, suits or proceedings arising out of or relating in any way to this Agreement in the District Court or the federal and state courts in Richmond, Virginia and irrevocably submits to the jurisdiction of such courts for such purposes. Each of the parties hereto hereby knowingly, voluntarily, intelligently, absolutely and irrevocably waives and agrees not to assert in any such action, suit or proceeding that he, she or it, as the case may be, is not subject to the personal jurisdiction of such courts or that the action, suit or proceeding should be transferred to a different venue under forum non conveniens principles or statutes embodying such principles.

         19. Severability. Any part, provision, representation or warranty of this Agreement that is prohibited or unenforceable, or is held by a court of competent jurisdiction to be void or unenforceable, in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining parts, provisions, representations or warranties herein, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto hereby knowingly, voluntarily and intelligently waive any provision of law that prohibits or renders void or unenforceable any part, provision, representation or warranty hereof.

         20. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings relating to the subject matter hereof.

         21. Modifications. No part or provision of this Agreement may be changed, modified, waived, discharged or terminated except by an instrument executed under oath, sealed and delivered by the party against whom enforcement of such change, modification, waiver, discharge or termination is sought.

         22. Successors and Assigns. This Agreement shall inure to the benefit of and bind the parties hereto and their respective successors and assigns.

         23. WAIVER OF TRIAL BY JURY. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTELLIGENTLY WAIVES ANY RIGHTS HE, SHE OR IT, AS THE CASE MAY BE, MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (ORAL OR WRITTEN) OR ACTIONS OF ANY OF THE PARTIES HERETO IN CONNECTION WITH THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH OF THE PARTIES TO ENTER INTO THIS AGREEMENT.

         24. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same instrument.

         25. Submission to District Court for Approval. The parties hereto agree to submit a stipulated order in form and substance reasonably agreeable to the parties for entry by the District Court approving this Agreement between the parties as a reasonable resolution of the Replevin Action.

          [Signatures Appear on Following Pages; Remainder of This Page
                           Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under their respective seals as of the date first set forth above.

                           PENNEXX FOODS, INC.



                           By:     /s/ Michael D. Queen                 [SEAL]
                              -----------------------------------------

                           Its:    President
                              -----------------------------------------



                           SMITHFIELD FOODS, INC.



                           By:     /s/ C. Larry Pope                    [SEAL]
                              -----------------------------------------

                           Its:    President and Chief Operating Officer
                                   --------------------------------------

                                   EXHIBIT "A"

                                     RELEASE
                                     -------

         For and in consideration of the sum of $13,019,651.59 in hand paid, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, SMITHFIELD FOODS, INC. ("Smithfield"), for itself and for its successors and assigns, jointly and severally (hereinafter, collectively called "Releasors"), releases, acquits, and forever discharges, and hereby does release, acquit, and forever discharge PENNEXX FOODS, INC. ("PENNEXX"), and its successors and assigns and each of its current and former officers, directors, employees, shareholders, affiliates, subsidiaries, attorneys, agents, and affiliates, jointly and severally (hereinafter, collectively called "Releasees"), of and from all actions, causes of action, claims, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, damages, and costs whatsoever in law or in equity including, without intending any limitation on the generality of the foregoing, any claim concerning, related to, arising out of, or in any way connected with the Loan Documents, the Leases, the Guaranty, that certain Forbearance and Peaceful Possession Agreement dated May 29, 2003 (the "Agreement") and all claims or causes of actions that were or could have been asserted is the Replevin Action, which Releasors, its successors or assigns, or any of them can, shall, or may have from the beginning of the world to the date of this Release; provided, however, that this Release does not affect any right Smithfield has as a shareholder of PENNEXX after the date hereof. (Each capitalized word used in the preceding sentence which is not defined in this Release shall have the respective meaning given to it in the Agreement.)

         Subject to the provisions of the preceding sentence, Releasors do acknowledge final and complete settlement and satisfaction of all claims of whatever kind, character and description which they or any of them may have against Releasees for any reason.

         It is agreed and understood that the payment of the aforesaid consideration is in full accord and satisfaction of, and in compromise of, a disputed claim and that the payment thereof is made for the purpose of terminating the dispute between Releasors and Releasees.

         All agreements and understandings between the parties hereto are embodied and expressed herein, and the terms of this Release are contractual and are not mere recitals.

         IN WITNESS WHEREOF, intending to be legally bound hereby, Smithfield has executed this Release this ____ day of ____, 2003.


                                                   SMITHFIELD FOODS, INC.



                                                   By:  _______________________

                                   EXHIBIT "B"

                                IRREVOCABLE PROXY

                               PENNEXX FOODS, INC.


         Smithfield Foods, Inc., being the legal and beneficial owner of the number of shares of the Common Stock of Pennexx Foods, Inc., a Pennsylvania corporation (the "Company"), set forth below (the "Shares"), hereby appoints ___________________ the proxy and attorney-in-fact of the undersigned, with full power of substitution, (i) to attend a meeting of the shareholders of the Company, whether annual or special, and all adjournments or postponements thereof, and to vote the Shares in favor of a proposal to merge the Company with and into a to-be-formed, wholly-owned Delaware subsidiary of the Company (the "Delaware Merger"), or (ii) to consent in writing on behalf of the undersigned to effect a consent to and adoption and approval of the Delaware Merger. This Proxy shall expire sixty days from the execution hereof.

         This Proxy is coupled with an interest and shall be irrevocable to the fullest extent permitted by law.

         The undersigned hereby revokes all proxies which it may have previously executed with respect to the Shares.

         IN WITNESS WHEREOF, this Proxy has been executed and delivered as of this ___ day of ______, 2003.


                                           SMITHFIELD FOODS, INC.

                                           By: ______________________________
                                           Name:
                                           Title:

                                           Number of Shares:

                                           12,510,161 Shares
                                           ---------------------